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Exhibit 10.20

VOTING AGREEMENT

        This Voting Agreement is made and entered into as of the             day of                        , 2002, by and among Bruce W. Bauer ("Bauer"), William H. Green ("Green"), William L. Groeneveld ("Groeneveld"), Robert H. Hesse ("Hesse"), and Lawrence Taymor ("Taymor") (each of Bauer, Green, Groeneveld, Hesse and Taymor, and any of their respective successors selected as provided in this Agreement, being referred to in this Agreement as a "Prior IN Director" and together as the "Prior IN Directors").

RECITALS

        WHEREAS, on the date hereof, Two Way TV (US), Inc. ("Two Way TV (US)"), Two Way TV Limited, the "Independent Committee" and the "Prior IN Holders" are entering into that certain Stockholders Agreement ("Stockholders Agreement") (as the terms "Independent Committee" and "Prior IN Holders" are defined in the Stockholders Agreement) under which the Prior IN Directors initially may designate four members of the Board of Directors of Two Way TV (US) (the "Board of Directors"); and

        WHEREAS, the purpose of this Agreement is to form the "IN Committee" (as that term is defined in the Stockholders Agreement) and to set forth the terms of the governance of the IN Committee.

1.    IN Committee

        (a)    Selection of Members of the Board of Directors.    Before each annual meeting of the stockholders of Two Way TV (US), or before any meeting of the stockholders of Two Way TV (US) at which members of the Board of Directors are to be elected, or before members of the Board of Directors are to elected by written consent, the Prior IN Directors, by vote of a majority of all Prior IN Directors, shall select the number of designates to the Board of Directors the IN Committee is entitled to select under the Stockholders Agreement.

        (b)    Composition of the IN Committee; Successors.    The IN Committee shall initially consist of Bauer, Green, Groeneveld, Hesse and Taymor. If any Prior IN Director shall no longer serve on the IN Committee for any reason, including resignation, removal, incapacity or death, the remaining Prior IN Directors shall, by majority vote, select a new member or members in their discretion to serve on the IN Committee. If the remaining Prior IN Directors are unable to agree upon a new Prior IN Director by majority vote, then they shall apply to the chief Judge of the Superior Court of Alameda County, State of California, to appoint such a member. Any Prior IN Director may be removed from the IN Committee at any time by a majority vote of the remaining Prior IN Directors.

        (c)    Actions of the IN Committee.    Actions of the IN Committee may take place by resolutions adopted at meetings of the IN Committee or by written action signed by the number of Prior IN Directors that must vote in favor of the action being taken. A meeting of the IN Committee by any means of communication through which the Prior IN Directors may simultaneously hear each other during the meeting constitutes a meeting of the IN Committee.

2.    Duration of Agreement

        This Agreement will terminate when the Stockholders Agreement terminates according to its terms.

3.    General

        (a)    Successors and Assigns.    This Agreement shall be binding upon Bauer, Green, Groeneveld, Hesse and Taymor and their respective successors and assigns chosen as prescribed in this Agreement.

        (b)    Amendments and Waivers.    Any term hereof may be amended or waived only with the written consent of a majority of the Prior IN Directors then serving on the IN Committee. Any amendment or waiver effected in accordance with this Section 3(b) shall be binding upon each of the Prior IN Directors and each of their respective successors and assigns.

        (c)    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business-day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto given in accordance with this Section.

        (d)    Entire Agreement.    This Agreement and the Stockholders Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, superseding all understandings, whether written or oral, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        (e)    Severability.    If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (f)    Remedies.    Each of the parties to this Agreement shall be entitled to enforce his rights under this Agreement specifically, to recover damages and costs (subject to the provisions of Section 3(k) below) caused by any breach of any provision of this Agreement and to exercise all other rights existing in his favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

        (g)    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware.

        (h)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        (i)    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        (j)    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any Prior IN Director under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

        (k)    Attorneys' Fees.    If any suit or action is instituted to enforce any provision in this Agreement, each party in such dispute shall pay his own fees, costs and expenses of such suit or action, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Signature Page Follows]

        IN WITNESS WHEREOF, the IN Directors have duly executed this Agreement on the date first set forth above.

Bruce W. Bauer
Address

William H. Green
Address

William L. Groeneveld
Address

Robert H. Hesse
Address

Lawrence Taymor
Address

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VOTING AGREEMENT
RECITALS